Exhibit 10.5

Standard Domestic Nonqualified SOP Agreement

Three-Year Time Vest

EGL, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

EGL, Inc. (the “Company”) hereby grants, effective as of _____________________ (the “Grant Date’), to ________________(the “Optionee”), an employee of the Company or one of its Subsidiaries (as defined in the Company’s Long Term Incentive Plan, as amended from time to time, the “Plan”), the Nonqualified Option (the “Option”) to purchase up to but not exceeding in the aggregate ______ shares of Common Stock, par value $.001 per share, of the Company (the “Stock”) at ______ per share (the “Exercise Price”), such number of shares and such price per share being subject to adjustment as provided in Section 14(b) of the Plan, and further subject to the following terms and conditions:

1.

Relationship to Plan.  This Option is issued in accordance with and subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof.  Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.  As used herein, references to the Company shall also be deemed to include the Company’s Subsidiaries as appropriate.

2.

Vesting and Exercise Schedules.

(a)

This Option shall become vested with respect to 33 1/3% of the aggregate number of shares of Stock subject to this Option on each of the first through third anniversaries of the Grant Date; provided, however, that the Optionee must be continuously employed with the Company or its Subsidiary from the Grant Date through the date of the applicable anniversary in order for the Option to vest with respect to shares of Stock on such date.  If an installment of the vesting would result in a fractional vested share of Stock, such installment shall be rounded to the next higher share of Stock, as determined by the Company, except the final installment, which shall be for the balance of the shares of Stock subject to this Option.

(b)

This Option shall fully vest, irrespective of the limitations set forth in subparagraph (a) above, in the event of the Optionee’s death while employed by the Company or its Subsidiary, provided that the Optionee shall have been continuously employed by the Company since the Grant Date.

(c)

In the event the Optionee’s services as an employee of the Company or its Subsidiary are terminated for any reason (other than death), this Option shall immediately terminate and be of no force and effect with respect to any shares of Stock as to which the Option has not previously vested.  With respect to any shares of Stock as to which the Option is vested and exercisable on the date of termination, the Option will terminate upon the earlier of i) ninety (90) days after the date of such termination or ii) the seventh anniversary of the Grant Date.

For this purpose, the Optionee’s services as an employee are not deemed terminated if, prior to sixty (60) calendar days after the date of termination of employment with the Company, the Optionee is rehired by the Company or a Subsidiary; and the Optionee’s transfer from the Company to its Subsidiary or from one Subsidiary to another shall not be deemed a termination of employment.

3.

Termination of Option.  Unless earlier terminated pursuant to Section 2(c) hereof, this Option shall terminate and be of no force and effect with respect to any shares of Stock not previously purchased by the Optionee on the seventh anniversary of the Grant Date, ______________.

4.

Exercise of Option.  Subject to the limitations set forth herein and in the Plan, this Option may be exercised by delivery of an exercise notice in the form of Exhibit A hereto to the Company or to the Company’s designated agent.  Such exercise notice shall be accompanied by a check, cash or money order payable to EGL, Inc. for the full amount of the purchase price for any shares being acquired, and shall include such other information, representations and agreements as may be required by the Company.  If any state, federal or foreign law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as prompt as possible, shall be postponed for the period of time necessary to take such action.

5.

Notice.  Notice of exercise shall be delivered in person, by mail, via electronic mail or facsimile or other authorized method (as directed by the Company) to EGL, Inc., attention Equity Incentive Plan Administrator (or such other person designated by the Company).

6.

Assignment of Option.  The Optionee’s rights under the Plan and this Agreement are personal; no assignment or transfer of the Optionee’s rights under and interest in this Option may be made by Optionee.  This Option is exercisable during the Optionee’s lifetime only by the Optionee.  After the death of the Optionee, exercise of the Option shall be permitted only by the Optionee’s executor or personal representative of the Optionee’s estate and only to the extent that the Option was vested on the date of the Optionee’s death (or became vested as a result of Optionee’s death) and would have been exercisable by the Optionee on the date of exercise.

7.

Tax Withholding, Reporting and Payment Liability.  The Company will assess its requirements regarding tax, social insurance and any other payroll tax (“tax-related items”) withholding and reporting in connection with the Option, including the grant, vesting or exercise of the Option or sale of Stock acquired pursuant to such exercise.  These requirements may change from time to time as laws or interpretations change.  Regardless of the Company actions in this regard, the Optionee hereby acknowledges and agrees that the ultimate liability for any and all tax-related items is and remains the Optionee’s responsibility and liability and that the Company (1) makes no representations nor undertakings regarding treatment of any tax-related items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option and the subsequent sale of shares acquired pursuant to such exercise; and (2) does not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability regarding tax-related items.

In the event that the Company and/or the Optionee’s employer must withhold any tax-related items as a result of the grant, vesting, or exercise of the option or the immediate sale of shares, the Optionee agrees to make arrangements satisfactory to the Company and/or the Optionee’s employer to withhold all applicable tax-related items legally due from the Optionee from his or her wages or other cash compensation paid him or her by the Company of the Optionee’s employer or from proceeds from the sale of shares, and the exercise of the option and delivery of shares subject thereto shall be conditioned on satisfaction of such withholding obligations.

8.

Federal Restrictions on Transfer.  The Optionee understands that, regarding any of the shares of Stock purchased under this Agreement, the Company is under no obligation to register any resale of the shares of Stock and that an exemption from registration under the Securities Act of 1933, as amended, may not be available or may not permit the Optionee to resell or transfer any of the shares of Stock in the amounts or at the times proposed by the Optionee.

9.

Shareholder Rights. The Optionee shall have no rights of a shareholder with respect to shares of Stock subject to the Option, whether or not vested, unless and until such time as the Option has been exercised and ownership of such shares of Stock has been transferred to the Optionee. Until a stock certificate evidencing the Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

10.

Grant Subject to Regulatory Approvals.  Any grant of Options under the Plan is specifically conditioned on, and subject to, any regulatory approvals required in the Optionee’s country. These approvals cannot be assured. If necessary approvals for grant or exercise are not obtained, the Options may be canceled or rescinded, or they may expire, as determined by the Company in its sole and absolute discretion, without obligation or liability to Optionee.

11.

Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.  By entering into this Agreement and accepting the grant of the Option evidenced hereby, the Optionee acknowledges that: (a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (c) all determinations with respect to any such future grants, including, but not limited to, the times when options will be granted, the number of shares subject to each option, the option price, and the time or times when each option will be exercisable, will be at the sole discretion of the Company; (d) the Optionee’s participation in the Plan is voluntary; (e) the value of the Option is an extraordinary item of compensation which is outside the scope of the Optionee’s employment contract, if any; (f) the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) the vesting of the Option ceases upon termination of employment or service relationship with the Company or its Subsidiary for any reason except as may otherwise be explicitly provided in the Plan or this Agreement or otherwise permitted by the Committee; (h) the future value of the underlying shares is unknown and cannot be predicted with certainty; and (i) if the underlying shares do not increase in value, the Option will have no value.

12.

Proprietary Information.  In consideration of the Company’s grant of this Option and the Company’s agreement to provide Optionee with confidential information of the Company, Optionee agrees to keep confidential and not to use or to disclose to others at any time during Optionee’s period of service with the Company and after Optionee’s cessation of service with the Company, for whatever reason, except as expressly consented to in writing by the Company or required by law, any secrets or confidential technology or proprietary information of the Company or any of its clients, including without limitation, any customer list, marketing plans or materials, or other trade secrets of the Company, or any matter or thing ascertained by Optionee through Optionee’s affiliation with the Company, the use or disclosure of which matter or thing that might reasonably be construed to be contrary to the best interests of the Company or to give any other party a competitive advantage over the Company.  Optionee further agrees that upon Optionee’s cessation of service with the Company, Optionee will neither take nor retain, without prior written authorization from the Company, any documents pertaining to the Company (other than paycheck stubs, benefit information, offer letters, or other materials pertaining to his salary or benefits with the Company).  Without limiting the generality of the foregoing, Optionee agrees that Optionee will not retain, use or disclose any papers, customer lists, marketing materials or information, books, records, files, or other documents, copies thereof, or notes or other materials derived therefrom, or other confidential information of any kind belonging to the Company pertaining to the Company’s business, sales, financial condition or products (or any similar materials relating to the Company’s clients).  Without limiting other possible remedies to the Company for the breach of this covenant, Optionee agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash, or otherwise.  Optionee further agrees that if any restriction contained in this Section is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions contained herein shall be enforced independently of each other.  Optionee’s obligations under this Section apply to all confidential information of the Company as well as to any and all confidential information relating to the Company’s Subsidiaries.

13.

Noncompetition.

(a)

Basis of Covenants.  Optionee recognizes that the Company’s decision to enter into this Agreement and to grant the option herein granted is induced primarily because of the covenants and assurances made by Optionee in this Agreement, that irrevocable harm and damage will be done to the Company if Optionee violates the obligation to maintain the confidentiality of proprietary information, or competes with the Company.  Optionee stipulates and agrees that the consideration given by the Company in granting this option and in granting Optionee access to the confidential information of the Company gives rise to the Company’s interest in the promises made by Optionee in this Section; further, Optionee stipulates that the promises Optionee makes in this Section are designated to enforce the promises made by Optionee, including those set forth in Section 12.  Optionee will continue to receive the Company’s proprietary information and will receive training of substantial value as a result of Optionee’s affiliation with the Company.  Optionee covenants and agrees that during Optionee’s period of service with the Company, Optionee will not conduct consulting services for any other person or company without first obtaining the written consent of an authorized officer of the Company.

(b)

Nonsolicitation Covenant.  Optionee covenants and agrees that for a period of 12 months following Optionee’s cessation of service with the Company, for whatever reason, Optionee shall not solicit, contract, or otherwise communicate for the purpose of soliciting business with any person, company or business that was a client or customer or prospective client or customer of the Company, whom Optionee personally solicited, contacted, communicated with or accepted business from while Optionee was an employee of the Company at any time during the 12 months preceding termination of service.

(c)

Non-Interference Covenant.  Optionee covenants and agrees that, for a period of 12 months following cessation of service with the Company, for whatever reason, that Optionee shall not recruit, hire or attempt to recruit or hire, directly or by assisting others, any other employees of the Company, nor shall Optionee contact or communicate with any other employees of the Company for the purpose of inducing other employees to terminate their employment with the Company.  For purposes of this covenant, “other employees” means employees who are actively employed by the Company at the time of the attempted recruiting or hiring.

(d)

References to the Company in this Section 13 shall be deemed to include the Company’s Subsidiaries.

14.

Employee Data Privacy.  As a condition of the grant of the Option, the Optionee consents to the collection, use and transfer of personal data as described in this paragraph.  The Optionee understands that the Company and its Subsidiaries hold certain personal information about him or her, including the

Optionee’s name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan (“Data”).  The Optionee further understands that the Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and that the Company and/or its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  The Optionee understands that these recipients may be located in the Optionee’s country or region, or elsewhere.  The Optionee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer to a broker or other third party with whom the Optionee may elect to deposit any shares acquired upon exercise of the Option such Data as may be required for the administration of the Plan and/or the subsequent holding of shares on the Optionee’s behalf.

15.

Dispute Resolution.  The provisions of this Section 15 shall be the exclusive means of resolving disputes of the parties to this Agreement (including any other persons claiming any rights or having any obligations through the Company or Optionee) (each a “Party” and together the “Parties”) arising out of or relating to the Plan and this Agreement.  The Parties shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy.  Negotiations shall be commenced by either Party by a written statement of the Party's position and the name and title of the individual who will represent the Party.  Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.  If the dispute has not been resolved by negotiation within ninety (90) days of the written notification of the dispute, either Party may file suit and each Party agrees that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Southern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Harris County, Texas) and that the Parties shall submit to the jurisdiction of such court.  The Parties irrevocably waive, to the fullest extent permitted by law, any objection a Party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Section 15 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

EGL, INC.

By:

______________________________

Name:  James R. Crane

Title:  President, CEO, Chairman

The Optionee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof.  The Optionee hereby accepts this Option subject to all of the terms and provisions hereof and thereof and administrative interpretations thereof referred to above.  The Optionee has reviewed this Agreement, the Plan, and the Exercise Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement, the Plan and the Exercise Notice.  The Optionee hereby agrees that all disputes arising out of or relating to this Agreement, the Plan and the Exercise Notice shall be resolved in accordance with Section 15 of this Agreement.

ACCEPTED:

Dated:

Signed:

Printed Name:

The Optionee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby rejects this Option.

REJECTED:

Dated:

Signed:

Printed Name:

EXHIBIT A

EGL, INC. LONG-TERM INCENTIVE PLAN

STOCK OPTION EXERCISE NOTICE

This Exercise Notice is made this ____day of ____________, 20___ between EGL, Inc. (the “Company”), and the optionee named below (the “Optionee”) pursuant to the EGL, Inc. Long-Term Incentive Plan (the “Plan”).  Unless otherwise defined herein, the capitalized terms used in this Exercise Notice shall have the meaning ascribed to them in the Plan and in the Nonqualified Stock Option Agreement (the “Option Agreement”) to which this Exercise Notice relates.

Optionee:

Social Security Number:

Address:

Number of Shares Purchased:

Exercise Price Per Share:

[Exercise Price]

Aggregate Exercise Price:

Date of Grant:

[Grant Date]

The Optionee hereby delivers to the Company the Aggregate Exercise Price set forth above in cash (or by certified check or money order or other method acceptable to the Company).

The Company and the Optionee (the “Parties”) hereby agree as follows:

1.

Purchase of Shares.  On this date and subject to the terms and conditions of the Plan, the Option Agreement and this Exercise Notice, the Optionee hereby exercises the Option granted in the Option Agreement between the Parties, dated as of the Date of Grant set forth above, with respect to the Number of Shares Purchased set forth above of the Common Stock (the “Shares”) at the Aggregate Exercise Price set forth above (the “Aggregate Exercise Price”) equal to the Exercise Price Per Share set forth above (the “Purchase Price Per Share”) multiplied by the Number of Shares Purchased set forth above.  The term “Shares” refers to the Shares purchased under this Exercise Notice and includes all securities received (a) in replacement of the Shares, and (b) as a result of stock dividends or stock splits in respect of the Shares.

2.

Representations of the Optionee.  The Optionee represents and warrants to the Company that the Optionee has received, read and understood the Plan, the Option

Agreement and this Exercise Notice and agrees to abide by and be bound by their terms and conditions.  By executing this Exercise Notice, the Optionee hereby affirms his or her agreement to the restrictive covenants contained in Section 12 – Proprietary Information and Section 13 -- Noncompetition of the Option Agreement.

3.

Further Instruments.  Each Party agrees to execute such further instruments and to take such further action as may be necessary or reasonably appropriate to carry out the purposes and intent of this Exercise Notice.

Submitted by:

Accepted by:

OPTIONEE:

EGL, INC.
(Print Name)

By:

(Signature)Its:

Dated:

Dated: